As filed with the Securities and Exchange Commission on December 31, 2014

Registration No. 333-186491

Registration No. 333-175642

Registration No. 333-174811

Registration No. 333-174810

Registration No. 333-167836

Registration No. 333-164382

Registration No. 333-132272

Registration No. 333-112343

Registration No. 333-107841

Registration No. 333-106967

Registration No. 333-104597

Registration No. 333-19501

Registration No. 333-19467

Registration No. 33-49676

Registration No. 2-79978

Registration No. 2-79977

Registration No. 2-60645

Registration No. 2-38594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186491

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-175642

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174811

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174810

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167836

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-164382

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132272

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-112343

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107841

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106967

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104597

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-19501

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-19467

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-49676

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-79978

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-79977

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-60645

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-38594

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Walgreen Co.

(Exact name of registrant as specified in its charter)

Illinois	36-1924025
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

108 Wilmot Road

Deerfield, Illinois 60015

(Address and Zip Code of Principal Executive Offices)

2013 Walgreen Co. Omnibus Incentive Plan

Walgreen Co. Executive Deferred Profit-Sharing Plan, as amended and restated

drugstore.com, inc. 1998 Stock Plan, as amended

drugstore.com, inc. 2008 Equity Incentive Plan, as amended

Walgreen Co. Long-Term Performance Incentive Plan, as amended

Walgreen Co. Broad Based Employee Stock Option Plan

Walgreen Co. Stock Purchase/Option Plan

Walgreen Co. Executive Deferred Profit-Sharing Plan

Walgreen Co. Option 3000 Plan

Walgreen Co. Nonemployee Director Stock Plan

Walgreen Co. Executive Stock Option Plan

Share Walgreens Walgreen Co. Stock Purchase/Option Plan

Walgreen Co. 1982 Executive Incentive Stock Option Plan

Walgreen Co. 1982 Employees Stock Purchase Plan

Walgreen Co. Employees Restricted Stock Purchase Plan

Walgreen Co. Employees General Stock Purchase Plan

Walgreen Co. Key Employees Stock Purchase Plan

Walgreen Co. General Employees Stock Purchase Plan

(Full Title of the Plan)

Thomas J. Sabatino, Jr.

Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary 108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-3004

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement on Form S-8 (File No. 333-186491) registering 46,000,000 shares of Walgreen Co. (the “Company”) common stock, par value $0.078125 per share (the “Common Stock”), pursuant to the 2013 Walgreen Co. Omnibus Incentive Plan.

Registration Statement on Form S-8 (File No. 333-175642) registering $150,000,000 of Deferred Compensation Obligations pursuant to the Walgreen Co. Executive Deferred Profit-Sharing Plan, as amended and restated.

Registration Statement on Form S-8 (File No. 333-174811) registering 399,653 shares of Common Stock pursuant to the drugstore.com, inc. 1998 Stock Plan, as amended and the drugstore.com, inc. 2008 Equity Incentive Plan, as amended.

Registration Statement on Form S-8 (File No. 333-174810) registering 10,000,000 shares of Common Stock pursuant to the Walgreen Co. Long-Term Performance Incentive Plan, as amended.

Registration Statement on Form S-8 (File No. 333-167836) registering 25,000,000 shares of Common Stock pursuant to the Walgreen Co. Executive Stock Option Plan.

Registration Statement on Form S-8 (File No. 333-164382) registering 20,000,000 shares of Common Stock pursuant to the Walgreen Co. 1982 Employees Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-132272) registering 9,000,000 shares of Common Stock pursuant to the Walgreen Co. Broad Based Employee Stock Option Plan.

Registration Statement on Form S-8 (File No. 333-112343) registering 42,000,000 shares of Common Stock pursuant to the Share Walgreens Walgreen Co. Stock Purchase/Option Plan.

Registration Statement on Form S-8 (File No. 333-107841) registering $25,000,000 of Deferred Compensation Obligations pursuant to the Walgreen Co. Executive Deferred Profit-Sharing Plan.

Registration Statement on Form S-8 (File No. 333-106967) registering 10,000,000 shares of Common Stock pursuant to the Walgreen Co. 1982 Employees Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 333-104597) registering 10,200,000 shares of Common Stock pursuant to the Walgreen Co. Option 3000 Plan.

Registration Statement on Form S-8 (File No. 333-19501) registering 100,000 shares of Common Stock pursuant to the Walgreen Co. Nonemployee Director Stock Plan.

Registration Statement on Form S-8 (File No. 333-19467) registering 8,307,314 shares of Common Stock pursuant to the Walgreen Co. Executive Stock Option Plan.

Registration Statement on Form S-8 (File No. 33-49676) registering 5,000,000 shares of Common Stock pursuant to the Share Walgreens Walgreen Co. Stock Purchase/Option Plan.

Registration Statement on Form S-8 (File No. 2-79978) registering 600,000 shares of Common Stock pursuant to the Walgreen Co. 1982 Executive Incentive Stock Option Plan.

Registration Statement on Form S-8 (File No. 2-79977) registering 1,000,000 shares of Common Stock pursuant to the Walgreen Co. 1982 Employees Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 2-60645) registering 250,000 shares of Common Stock pursuant to the Walgreen Co. Employees Restricted Stock Purchase Plan and the Walgreen Co. Employees General Stock Purchase Plan.

Registration Statement on Form S-8 (File No. 2-35894) registering 500,000 shares of Common Stock pursuant to the Walgreen Co. Key Employees Stock Purchase Plan and the Walgreen Co. General Employees Stock Purchase Plan.

On October 17, 2014, the Registrant entered into an Agreement and Plan of Merger (the “Reorganization Merger Agreement”) by and among the Registrant, Walgreens Boots Alliance, Inc. (“WBA”), a Delaware corporation and wholly owned subsidiary of the Registrant, and Ontario Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of WBA. Pursuant to the Reorganization Merger Agreement, on December 31, 2014, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming a wholly owned subsidiary of WBA (the “Reorg Merger”).

In connection with the consummation of the Reorg Merger, the Registrant is terminating the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on December 31, 2014. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

WALGREEN CO.

By:	/s/ Thomas J. Sabatino, Jr.
	Name:	Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary